366149

SECRETARY OF STATE
IOWA

08 JUL 14 PM 2:58

501408 ART110 $50.00 SELFI 2 7/14/08

ARTICLES OF INCORPORATION

OF

WESTERN LUCRATIVE ENTERPRISES, INC

The undersigned does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Iowa Business Corporation Act.

FIRST: The corporate name of the corporation (hereinafter the "corporation") is

WESTERN LUCRATIVE ENTERPRISES, INC

SECOND: The number of shares the corporation is authorized to issue is 75,000,000 all of which are 0.001 par value and are of the same class and are Common shares.

THIRD: The street address of the corporation's initial registered office in the State of Iowa is 1022 W. 8TH ST, CEDAR FALLS, IA 50613

The name of the corporation's initial registered agent at the said registered office is Corporation Service Company.

FOURTH: The name and the address of the incorporator are:

NAME	ADDRESS
Corporation Service Compan	2711 Centerville Road, Suite 400, Wilmington, DE 19808

FIFTH: The purposes for which the corporation is organized are as follows:

INTERNET SALE OF LANDSCAPE DESIGN

SIXTH: The duration of the corporation shall be perpetual.

Signed on July 11, 2008

Corporation Service Company

By: ______________________

Name of Officer: Sheriese Coy
Title of Officer: Assistant Secretary

IA BC D-:ARTICLES OF INCORPOR

FILED
IOWA
SECRETARY OF STATE
7-14-08
2:58 PM
W577331